Exhibit 32.2

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of NGL Energy Partners LP (the “Partnership”) on Form 10—Q for the fiscal quarter ended June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Atanas H. Atanasov, Chief Financial Officer of NGL Energy Holdings LLC, the general partner of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that, to my knowledge:

1.              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: August 10, 2015	/s/ Atanas H. Atanasov
Atanas H. Atanasov
Chief Financial Officer of NGL Energy Holdings LLC, the general partner of NGL Energy Partners LP

This certification is being furnished solely pursuant to Section 906 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.